Purchase and Sale Agreement

1/16/2006

RE: Brown Dolomite (Krider)
SEC 125, 124, 126, 128, of H&TC Survey
BLK 43 Hansford CO, Texas

This agreement is entered into between Pearl Resources (seller) herein after referred to as PRC, whose address is: 6608 North Western #405
Oklahoma City, Oklahoma
And Charles Volk (buyer) herein after referred to as CV whose address is:
29 Lupine Ave. # C
San Francisco, Calif. 94118

PRC owns or controls the above referenced lands and agrees to sell said lands, well bores, and associated equipment to CV under the following terms and conditions:

2 wells shut in

1.) Unit One: PRC will sell to CV SEC 125 with associated well bores and equipment named as follows: the Jackson 125 located in the NE 1/4 of Sec 125 H&TC Survey BLK 43 Hansford CO, Texas and the O'Donnell 1-81 located in SEC 81 of H&TC Survey BLK 43 Hansford CO, Texas for a total cost of $87,400.

82,000 escrow
5,400

a.) The cost for the well bores and equipment will be $35,000 for the Jackson 1-125 and $30,000 for the O'Donnell 1-81. The cost of the acreage (640ac.) will be $35.00 per acre, $22,400. The net revenue will be delivered @ 78%. The above referenced section will be subject to a 15% carry to the sales line on the first well drilled or reentered in favor of PRC by CV. The said purchases shall be funded and closed no later than the 27th of January 2006, or this agreement shall be deemed null and void.

2.) Unit Two: PRC will sell to CV the E/2 of SEC 124 and the N/2 of SEC 128 of H&TC survey BLK 43 Hansford CO, Texas, a total of 640 acres, for the amount of $75.00 per acre, for a total cost of $48,000. The NRI delivered to CV from PRC will be 75%. The first well drilled in the unit will be subject of a 1/8th (12.5%) carried WI to the sales lane in favor of Kerr Magee by CV. The first well will also be subject to a 15% back in after payout in the favor of PRC by CV. The total cost of Unit Two will be $48,000 due by February 10th of 2006. If Unit Two is not funded by this date PRC has the right to refund to CV, 90% of the cost of Unit One and render this agreement null and void.

3.) Unit Three: PRC will sell to CV the E/2 of SEC 127 and the S/2 of SEC 128 consisting of 640 ac. (see exhibit A) at a cost of $125.00 per acre for a total cost of $80,000. PRC shall deliver said leases at a 78% NRI to CV. CV will carry PRC for

15% to the sales line on each well in each above mentioned sections. Unit Three shall be funded by February the 24th of 2006 or PRC shall have the right to refund 90% of Unit One and Unit Two and this agreement shall be deemed as null and void.

4.) The funding for the first well, The Jackson 1-125 to be located in Unit One (SEC 125), shall be placed in a well escrow account at Bank Seven whose address is: 1039 NW 63rd, Oklahoma City, Ok 73116

The funds to be placed in said escrow account shall be the estimated completed well cost as reflected in the AFE dated 1/2/2006 attached as exhibit B, in the amount of $445,810. Further a mutually agreed upon Joint Operating Agreement shall be entered into by both parties. The drilling funds shall be in place no later than March 31st. The actual drilling of the well shall commence on or before April the 15th. CV is responsible for the actual well cost's incurred and understands that the costs may be less than the AFE or more. If the funding of the first test well is not completed by the dates set forth above PRC shall have the right to refund 90% of all the units and this agreement shall be considered null and void.

Assignments shall be provided upon the closing on the above three units upon closing of each funding for said units, the assignments shall not be sent to record until all three units and the completed costs for the first test well have been funded.

The term on all leases shall be approximately 2 years from 12/06, with the exception of the Kerr Magee Unit which has a term of one year from 12/15/06.

If this is your understanding of our agreement please sign, date and have witnessed and return the original to the address above.

CV may assign this agreement.

[signature] Date 1-18-06 Witness [signature]

Pearl Resources Corp.
Don Boyce President

[signature] Date 1/18/06 Witness [signature]

Charles Volk

Purchase and Sale Agreement

3/23/2007

RE: Brown Dolomite (Krider)
SEC 125, 124, 126, 128, of H&TC Survey
BLK 43 Hansford CO, Texas

This agreement is entered into between Pearl Resources (seller) herein after referred to as PRC, whose address is: 6608 North Western #405
Oklahoma City, Oklahoma
And Osage Energy Corp. (buyer) herein after referred to as OEC whose address is:
100 Park Ave. Ste. 1040
OKC, OK 73102

PRC owns or controls the above referenced lands and agrees to sell said lands under the following terms and conditions:

1.) Unit Two: PRC will sell to OEC the E/2 of SEC 124 and the N/2 of SEC 128 of H&TC survey BLK 43 Hansford CO, Texas, a total of 640 acres, for the amount of $75.00 per acre, for a total cost of $48,000. The NRI delivered to OEC from PRC will be 75%. The first well drilled in the unit will be subject of a 1/8th (12.5%) carried WI to the sales lane in favor of Kerr Magee by OEC. The first well will also be subject to a 15% back in after payout in the favor of PRC by OEC. The total cost of Unit Two will be $48,000 due by June 1st of 2007. If Unit Two is not funded by this date PRC has the right to refund to OEC, 90% of the cost of Unit One and render this agreement null and void.

2.) Unit Three: PRC will sell to OEC the E/2 of SEC 127 and the S/2 of SEC 128 consisting of 640 ac. (see exhibit A) at a cost of $125.00 per acre for a total cost of $80,000. PRC shall deliver said leases at a 78% NRI to OEC. OEC will carry PRC for 15% to the sales line on each well in each above mentioned sections. Unit Three shall be funded by August 1st 2007or PRC shall have the right to refund 90% of Unit One and Unit Two and this agreement shall be deemed as null and void.

3.) The funding for the first well, The Jackson 1-125 to be located in Unit One (SEC 125), shall be placed in a well escrow account at Bank Seven whose address is: 1039 NW 63rd , Oklahoma City, Ok 73116

The funds to be placed in said escrow account shall be the estimated completed well cost as reflected in the AFE dated 1/2/2007 attached as exhibit B, in the amount of $445,810. Further a mutually agreed upon Joint Operating Agreement shall be

entered into by both parties. The drilling funds shall be in place no later than August 15th. The actual drilling of the well shall commence on or before September the 15th. OEC is responsible for the actual well cost's incurred and understands that the costs may be less than the AFE or more. If the funding of the first test well is not completed by the dates set forth above PRC shall have the right to refund 90% of all the units and this agreement shall be considered null and void.

Assignments shall be provided upon the closing on the above three units upon closing of each funding for said units, the assignments shall not be sent to record until all three units and the completed costs for the first test well have been funded.

The term on all leases shall be approximately 2 years from 12/06, with the exception of the Kerr Magee Unit, which has a term of one year from a date yet to be determined.

If this is your understanding of our agreement please sign, date and have witnessed and return the original to the address above.

OEC may assign this agreement.

__________________________Date_____ Witness____________________

Pearl Resources Corp.
Don Boyce President

__________________________Date _____ Witness____________________

Osage Energy Corp.
Greg Franklin C.O.O.

EXHIBIT A

AUTHORITY FOR EXPENDITURE (AFE)

Well Name: Jackson 1-H
Legal Description: SEC 125 BLK 45 H&TC SURVEY
County, State: Hansford County, Texas

Objective: Brown Dolomite
Est. T.D.: 4,800MD 3,250TVD
Date 01-31-07

INTANGIBLE COSTS:	DRILLING	COMPLETION
Legal & Recording Fees	2,500	0
Title Opinion, Land & Legal	1,500	0
Location & Roads	2,500	0
Surface Damages	6,000	0
Water	2,500	0
Well bore	35,000	0
Contract Drilling-Day work 13 days	128,000	0
Directional/MWD&LWD	124,225	0
Drilling Mud & Chemicals	8,000	0
Cementation-Casing	3,000	10,225
Whipstock	21,000	0
Completion Rig _4_____ days	N/A	10,000
Bits	11,000	0
Logging Services-Open Hole	3,000	0
Logging & Perforating	N/A	0
Mud Logging	5,000	0
Formation Stimulation	N/A	0
Welding	1,000	1,000
Roustabout Labor & Trucking	2,500	2,000
Measurement & Testing	N/A	0
Geological & Engineering Supervisioı	10,000	2,000
Project Administration	4,500	1,500
Drilling Well Overhead Charge	1,250	500
TOTAL INTANGIBLE COSTS:	372,425	27,225

TANGIBLE COSTS:		
Casing-Surface ______" @ $______		0
Casing-Production $ 2800'	18,200	
Tubing $2.80@3200'		8,960
Wellhead Equipment	1,500	0
Subsurface Equipment		1,000
Storage Tanks		0
Separators, Heaters, etc.		0
Flowline, Fittings, Connections		0
Valves & Meteres		1,500
Miscellaneous & Contingencies		15,000
TOTAL TANGIBLE COSTS:	19,700	26,460

TOTAL COMPLETION COSTS		53,685
TOTAL DRILLING COSTS	386,950	
	DRY HOLE	PRODUCER
TOTAL AFE COSTS:	391,175	445,810

OPERATOR APPROVAL:	WORKING INTEREST OWNER APPROVAL:
Approved by: ________________	Company: ________________
	Approved by: ________________
	W.I.: ________________
Date: ________________	Date: ________________